Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2018, relating to the 2017 and 2016 financial statements of Itron, Inc., and the effectiveness of Itron Inc.’s internal control over financial reporting as of December 31, 2017, appearing in the Annual Report on Form 10-K of Itron, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Seattle, Washington
June 29, 2018